--------------------------------

                             SHAREHOLDERS AGREEMENT

                          Dated as of November 20, 1997

                                  By and Among

                        THE SHAREHOLDERS SIGNATORY HERETO

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 ARTICLE I - CERTAIN DEFINITIONS .............................................3
      ss.1.1 Certain Definitions .............................................3
 ARTICLE II - TRANSFER OF SECURITIES .........................................7
      ss.2.1 Restrictions ....................................................7
      ss.2.2 Permitted Transfers .............................................8
      ss.2.3 Sales by NPR Subject to Tag-Along Rights .......................10
      ss.2.4 Grant of Drag-Along Rights .....................................11
      ss.2.5 Grant of Preemptive Rights .....................................12
      ss.2.6 Right of First Offer ...........................................12
 ARTICLE III - PUT RIGHTS ...................................................14
      ss.3.1 Granting of Put, Put Option Purchase Price .....................14
      ss.3.2 Put Notice .....................................................14
      ss.3.3 Party Actions ..................................................14
      ss.3.4 Obligation to Purchase Shares ..................................14
 ARTICLE IV - SPECIAL RIGHT OF REPURCHASE ...................................15
      ss.4.1 Granting of Call, Call Option Purchase Price ...................15
      ss.4.2 Repurchase Notice ..............................................15
      ss.4.3 Party Actions ..................................................15
      ss.4.4 Obligation to Purchase Shares ..................................15
 ARTICLE V - OTHER AGREEMENTS ...............................................15
      ss.5.1 Voting Agreement ...............................................15
      ss.5.2 Information ....................................................16
      ss.5.3 NPR Purchase Requirement .......................................16
      ss.5.4 Amendment to Joint Venture Agreement ...........................16
 ARTICLE VI - MISCELLANEOUS .................................................16
      ss.6.1 Entire Agreement ...............................................16
      ss.6.2 Captions .......................................................16
      ss.6.3 Counterparts ...................................................16
      ss.6.4 Information Rights and Access Rights ...........................16
      ss.6.5 Notices ........................................................17
      ss.6.6 Successors and Assigns .........................................18
      ss.6.7 Governing Law ..................................................18
      ss.6.8 Submission to Jurisdiction .....................................18
      ss.6.9 Benefits Only to Parties .......................................19
      ss.6.10 Termination ...................................................19
      ss.6.11 Amendments; Waivers ...........................................19
      ss.6.12 Specific Performance ..........................................19


                                      (i)

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                             SHAREHOLDERS AGREEMENT

        SHAREHOLDERS AGREEMENT, dated as of November 20, 1997, by and among each of the individuals and entities listed on Schedule 1.0 attached hereto (each such Person and each Permitted Transferee, individually, a "Shareholder", and collectively, the "Shareholders") as Shareholders of Transroll Navieras Express, Inc., a corporation organized under the laws of Liberia (the "Company").

                                   WITNESSETH:

        WHEREAS, NPR and the Minority Shareholders each desire to enter into this Agreement, inter alia, to regulate and limit certain rights in connection with the shares of the capital stock of the Company now or hereafter owned by the Shareholders (the "Shares") and to limit the sale, assignment, transfer, encumbrance or other disposition of the Shares and to provide for the consistent and uniform management of the Company as set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

        ss.1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than five percent (5%) of any class of the capital stock of any other entity.

     "Agreement" shall mean this Agreement, as it may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

     "Board" shall mean the Board of Directors of the Company.

     "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

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     "Call Option Purchase Price" shall mean, with respect to the right of NPR to purchase the Minority Shareholder Shares pursuant to any Repurchase Notice delivered in accordance with Article IV hereof, the Market Price of a share of Common Stock as of the Repurchase Date, multiplied by the number of Minority Shareholder Shares subject to the Repurchase Notice.

     "Closing Date" shall have the meaning set forth in the Stock Purchase Agreement.

     "Commission" shall mean, at any time, the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other Federal securities laws.

     "Common Stock" shall mean the common stock, no par value per share, of the Company.

     "Common Stock Per Share Market Value" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding at the time of determination.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Drag-Along Notice" shall have the meaning set forth in Section 2.4(a) of this Agreement.

     "Effective Date" shall mean the date which is the fourth anniversary of the Closing Date.

     "First Offer Notice" shall have the meaning set forth in Section 2.6 of this Agreement.

     "Independent Financial Expert" shall mean a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of the Shareholders, (c) that has not been retained during the preceding two years by the Company or any of the Shareholders for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation for opinions or services it provides as an Independent Financial Expert.

     "Market Price" shall mean, with respect to a share of Common Stock on any Business Day:

          (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a

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     period of twenty (20) days consisting of the day as of which "Market Price"
     is being determined and the nineteen consecutive Business Days prior to such day, or

          (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

     "Market Value" shall mean the highest price that would be paid for the outstanding Common Stock of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest or lack of liquidity) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or cancelled.

     "Minimum Terms" shall have the meaning set forth in Section 2.6 of this Agreement.

     "Minority Shareholder" shall mean each Shareholder other than NPR and NPR's Permitted Transferees.

     "Minority Shareholder Shares" shall mean and include, at any time, (i) all Shares held by the Minority Shareholders and (ii) all Shares held by Permitted Transferees of Minority Shareholders (it being understood that any Minority Shareholder Shares transferred by a Minority Shareholder to a Permitted Transferee in a Permitted Transfer described in Section 2.2(a)(i) or Section 2.2(a)(ii) shall remain Minority Shareholder Shares and such Permitted Transferee shall thereafter be a Minority Shareholder hereunder).

     "NASDAQ" means the Nasdaq Stock Market, Inc.

     "New Securities" shall mean (i) shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company; provided that "New Securities" shall not include shares of Common Stock sold in an initial public offering of Common Stock which yields at least five million dollars ($5,000,000) of net proceeds to the Company.

     "NPR" shall mean NPR Holding Corporation, a Delaware corporation.

     "NPR Stock" shall have the meaning set forth in Section 2.3(a) of this Agreement.

     "Option Period" shall have the meaning set forth in Section 2.6 of this Agreement.

     "Participant" shall have the meaning set forth in Section 2.3(b) of this Agreement.

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     "Permitted Transfer" shall have the meaning set forth in Section 2.2(a) of this Agreement.

     "Permitted Transferee" shall have the meaning set forth in Section 2.2(a) of this Agreement.

     "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Preemptive Notice" shall have the meaning provided in Section 2.5 of this Agreement.

     "Publicly Traded" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

     "Put/Call Expiration Date" shall have the meaning set forth in Section 3.1 of this Agreement.

     "Put Notice" shall have the meaning provided in Section 3.1 of this Agreement.

     "Put Option Purchase Price" shall mean, with respect to the right of any Minority Shareholder to require NPR to purchase the Minority Shareholder Shares pursuant to a Put Notice delivered in accordance with Article III hereof by any Minority Shareholder, the Market Price of a share of Common Stock as of the Put Repurchase Date, multiplied by the number of Minority Shareholders Shares subject to the Put Notice.

     "Put Repurchase Date" shall have the meaning set forth in Section 3.4 of this Agreement.

     "Pyramid" shall mean Pyramid Ventures, Inc.

     "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve, pursuant to the Bank Holding Company Act of 1956, as amended, or any successor regulation thereto.

     "Repurchase Date" shall have the meaning set forth in Section 4.4 of this Agreement.

     "Repurchase Notice" shall have the meaning set forth in Section 4.1 of this Agreement.

     "SBIA" shall mean the Small Business Investment Company Act of 1958, as amended, and the rules and regulations promulgated thereunder.

     "Securities Act" shall have the meaning set forth in Section 2.1(c) of this Agreement.

     "Shareholder" shall have the meaning set forth in the first paragraph of this Agreement.

     "Shares" shall have the meaning set forth in the recitals of this Agreement.

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     "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement by and among NPR Holding Corporation, the shareholders of Holt Cargo Systems, Inc. and NPR, dated September 25, 1997, as amended from time to time, and in effect on the date hereof.

     "Tag-Along Notice" shall have the meaning set forth in Section 2.3(a) of this Agreement.

     "Third Party Offeror" shall have the meaning set forth in Section 2.6 of this Agreement.

     "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.

     "Transferring Shareholder" shall have the meaning set forth in Section 2.7 of this Agreement.

     "Valuation Procedure" shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on NPR and the Minority Shareholders) made (i) by agreement among NPR and the Minority Shareholders holding a majority of the Minority Shareholder Shares within twenty (20) days following the event requiring such determination; or (ii) in the event the Minority Shareholders and NPR cannot reach an agreement with respect to such amount or value, by an Independent Financial Expert selected by the mutual agreement of NPR and the Minority Shareholders holding a majority of the Minority Shareholder Shares within 10 days following the expiration of the twenty (20) day period set forth in item (i) above; and (iii) in the event the Minority Shareholders and NPR cannot agree on an Independent Financial Expert, then each of NPR and the Minority Shareholders holding a majority of the Minority Shareholder Shares shall select an Independent Financial Expert, which two Independent Financial Experts shall select a third Independent Financial Expert to perform the valuation within ten (10) days following the expiration of the ten (10) day period set forth in item (ii) above. The Independent Financial Expert shall be retained pursuant to an engagement letter mutually acceptable to NPR and the Minority Shareholders holding a majority of the Minority Shareholder Shares and shall be instructed by NPR and the Minority Shareholders holding a majority of the Minority Shareholder Shares to make its determination within twenty (20) days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid fifty percent (50%) by NPR and fifty percent (50%) by the Minority Shareholders.

                                   ARTICLE II

                             TRANSFER OF SECURITIES

        ss.2.1 Restrictions. (a) No Shareholder shall sell, assign, pledge, or in any manner, transfer any Shares or any right or interest therein, to any Person (each such action, a "Transfer") except for Permitted Transfers.

     (b) From and after the date hereof, all share certificates representing Shares held by any of the Shareholders shall bear a legend which shall state as follows:

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     The shares represented by this certificate are subject to certain restrictions against transfer set forth in a Shareholders Agreement, dated as of November 20, 1997, as may be amended from time to time.

     (c) In addition to the legend required by Section 2.1(b) above, all share certificates representing Shares held by any of the Shareholders shall bear a legend which shall state as follows:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except
     (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

     (d) In addition to the legends required by Sections 2.1(b) and (c) above, all share certificates representing Minority Shareholder Shares shall bear a legend which shall state as follows:

     The shares represented by this certificate are also subject to a right to purchase by NPR Holding Corporation as described in Article IV of the Shareholders Agreement referred to above.

Any Minority Shareholder Shares transferred by a Minority Shareholder in a Permitted Transfer described in Section 2.2(a)(i), (ii), (iii) or (v) shall bear the legends required by this Section 2.1(d).

        ss.2.2 Permitted Transfers. (a) Notwithstanding anything to the contrary contained herein, a Shareholder may at any time effect any of the following Transfers (each a "Permitted Transfer", and each transferee of such Shareholder in respect of such Transfer, a "Permitted Transferee"):

          (i) A Transfer of any or all Shares owned by a Shareholder who is a natural person following such Shareholder's death by will or intestacy to such Shareholder's legal representative, heir or legatee;

          (ii) A Transfer of any or all Shares owned by a Shareholder who is a natural person as a gift or gifts during such Shareholder's lifetime to such Shareholder's spouse, children, grandchildren or a trust or other legal entity for the benefit of such Shareholder or any of the foregoing;

          (iii) A Transfer of any or all Shares owned by a Minority Shareholder who is not a natural person to any Affiliate of such Minority Shareholder or pursuant to Section 2.2(b);

          (iv) A Transfer of any or all Shares owned by NPR to any Affiliate (without giving effect to the proviso contained in the definition of "Affiliate") of NPR; and

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          (v) A Transfer of any or all Shares by a Shareholder which is made pursuant to the terms set forth in Sections 2.3, 2.4 or 2.6.

     (b) Anything herein to the contrary notwithstanding, in the event that Pyramid or any of its Affiliates shall deliver to NPR an opinion of counsel to Pyramid or such Affiliate, to the effect that if Pyramid or such Affiliate, shall continue to hold some or all of the Shares of the Company held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y and the SBIA), Pyramid or such Affiliate, may sell, exchange or otherwise dispose of some or all of such Shares, in as prompt and orderly a manner as is reasonably necessary to a third party or third parties, subject to the right of first offer contained in Section 2.6 hereof. In such event, NPR shall, and shall use its reasonable best efforts to cause the Company to, cooperate with Pyramid in, (i) disposing of such Shares or (ii) to the extent Pyramid holds voting Shares, exchanging all or any portion of the voting Shares owned by Pyramid on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security being identical in all respects to such voting Shares, except that such securities shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by Pyramid or such Affiliate in light of the regulatory considerations prevailing). Without limiting the foregoing, at the request of Pyramid or such Affiliate, NPR shall, to the extent within its control, and shall use its reasonable best efforts to cause the Company to, (i) provide (and authorize Pyramid or such Affiliate, to provide) financial and other information concerning the Company to any prospective purchaser of such Shares owned by Pyramid or such Affiliate, (ii) amend this Agreement, the certificate of incorporation of the Company, the by-laws of the Company, and any related agreements and instruments and (iii) take such additional actions, in each case to the extent necessary, in order to effectuate and reflect the foregoing. The provisions of this Section 2.2(b) shall inure solely to the benefit of Pyramid and its Affiliates which are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y) or the SBIA.

     (c) In any such Transfer referred to above in Section 2.2(a) and as a condition to such Transfer (other than with respect to a Transfer referred to above in 2.2(a)(i)), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the other Shareholders a counterpart to this Agreement. Each Permitted Transferee of a Minority Shareholder shall hold such Minority Shareholder Shares subject to the provisions of this Agreement as a "Minority Shareholder" hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement. In the event any Permitted Transferee of a Permitted Transfer effected other than in accordance with Section 2.2(a)(i) hereof does not execute and deliver a counterpart to this Agreement as required above, such Transfer shall be void and of no force or effect, and the Shareholder who attempted to effect such Transfer shall continue to be the record and beneficial owner of the Shares which were the subject of such purported Permitted Transfer. Any Permitted Transferee of a Permitted Transfer effected pursuant to Section 2.2(a)(i) (including, without limitation, any legal representative, heir, legatee, estate, personal representative and executor) shall, automatically without any further action of any Person, be entitled to the benefits of this Agreement and shall be subject to the obligations and restrictions contained in this Agreement, with respect to the Shares held by such Person.

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        ss.2.3 Sales by NPR Subject to Tag-Along Rights. (a) In the event that
NPR proposes to effect a Transfer (other than a Permitted Transfer effected pursuant to Section 2.2(iv) above) of a number of Shares owned by NPR, which when aggregated with all other Shares transferred by NPR after the date hereof, equals or exceeds ten percent (10%) of the Shares owned by NPR on the date hereof (the "NPR Stock"), then NPR shall promptly give written notice (the "Tag-Along Notice") to the Minority Shareholders at least thirty (30) days prior to the closing of such Transfer. The Tag-Along Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of shares of NPR Stock to be purchased, the name of the transferee, the purchase price of each share of NPR Stock to be sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

     (b) Each Minority Shareholder shall have the right, exercisable upon written notice to NPR within twenty (20) Business Days after receipt of the Tag-Along Notice, to participate in such sale of NPR Stock on the same terms and conditions as are set forth in the Tag-Along Notice and to sell that number of the Shares owned by it as determined in accordance with the calculation set forth below. Each Minority Shareholder electing to participate in the sale described in the Tag-Along Notice (each a "Participant") shall indicate in its notice of election to NPR the maximum number of its Shares it desires to sell in such sale. Each such Participant shall be entitled to sell a "pro rata portion" of such maximum number. To the extent one or more of the Minority Shareholders exercise such right of participation in accordance with the terms and conditions set forth in this Section 2.3, the number of shares of NPR Stock that NPR may sell in the transaction shall be correspondingly reduced by the aggregate amount to be sold by all Participants. For purposes of this Section 2.3, "pro rata portion" shall mean for each Participant a fraction the numerator of which is the total number of Shares actually sold by NPR pursuant to the sale proposed in the Tag-Along Notice and the denominator of which is the total number of Shares owned by NPR immediately prior to the sale proposed in the Tag-Along Notice.

     (c) Any Participant shall effect its participation in the sale by delivering on the date scheduled for such sale to NPR for delivery to the prospective transferee one or more certificates, in proper form for transfer, which represent the number of Shares which such Participant is entitled to sell in accordance with this Section 2.3. NPR shall concurrently therewith remit to each such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. The sale of Shares owned by any Participant pursuant to this Section 2.3 shall be effected on substantially the terms and conditions set forth in such Tag-Along Notice; provided, however, no Minority Shareholder shall be required to make any representations, warranties, or covenants in connection with such sale, other than with respect to title of such Minority Shareholder to such Shares and the ability of such Minority Shareholder to transfer such Shares and shall not be obligated to agree to any contractual indemnifications in respect of such representations or otherwise with respect to any sale contemplated by this
Section 2.3 in excess of the lower of (i) such Minority Shareholder's pro rata portion (based upon the total consideration received by such Minority Shareholder divided by the total consideration received in such sale) of any indemnification payments made by NPR and the Minority Shareholders to the transferees of the Shares and (ii) the net proceeds actually received by such Minority Shareholder in connection with such sale.

     (d) Subject to the next sentence, each Participant shall receive the same amount and type of consideration on a share-for-share basis as each other Shareholder participating in any sale

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effected pursuant to the terms of this Section 2.3 (including, without limitation, NPR) and, in each case, on the same terms and conditions. In connection with a sale effected pursuant to this Section 2.3, if NPR or any of its Affiliates receive any consideration or benefits of any type which are not shared pro rata with each Participant then NPR or such Affiliate shall pay to each other Shareholder, in cash or in kind at NPR's or such Affiliate's option, each such Shareholder's pro rata portion of the present fair market value of such consideration or benefits, determined pursuant to the Valuation Procedure.

     (e) The exercise or non-exercise of the rights of the Minority Shareholders hereunder to participate in one or more sales of Shares made by NPR shall not adversely affect their rights to participate in subsequent sales of Shares subject to this Section 2.3.

     (f) In the event that no Minority Shareholder participates in a proposed sale on the terms set forth in the Tag-Along Notice, NPR shall be entitled to make such a sale within ninety (90) days of the delivery of the Tag-Along Notice at a price per Share no higher, on terms no more favorable to NPR than those contained in the Tag-Along Notice and only to the transferee set forth in the Tag-Along Notice. NPR shall be required to deliver another Tag-Along Notice with respect to any sale (i) after such 90-day period, or (ii) before such 90-day period with respect to any sale that includes more favorable terms, a higher price per Share or other transferee.

        ss.2.4 Grant of Drag-Along Rights. (a) For so long as NPR owns at least fifty percent (50%) of the Shares owned by NPR on the date hereof, in the event that NPR determines to sell all of the Shares owned by NPR in a single arms-length transaction to any non-Affiliated (both before and after giving effect to the transaction) Person pursuant to a bona fide written offer to acquire all of the outstanding Shares owned by NPR, NPR may send written notice (the "Drag-Along Notice") to each of the Minority Shareholders at least twenty
(20) Business Days prior to the closing of such sale. The Drag-Along Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of Shares to be purchased, the name of the transferee, the purchase price of each Share to be sold by NPR and the date such proposed sale is expected to be consummated.

     (b) In the event that NPR shall provide each Minority Shareholder with a Drag-Along Notice, NPR shall have the right to require each of the Minority Shareholders to sell all of its Shares for cash at a price equal to the greater of (i) the purchase price per share of the Shares to be sold by NPR and (ii) the Market Price per Share determined in accordance with the Valuation Procedure. No Minority Shareholder shall be required to make any representations, warranties, or covenants in connection with such sale, other than with respect to title of such Minority Shareholder to such Shares and the ability of such Minority Shareholder to transfer such Shares and shall not be obligated to agree to any contractual indemnifications in respect of such representations or otherwise with respect to any sale contemplated by this Section 2.4 in excess of the lower of (i) such Minority Shareholder's pro rata portion (based upon the total consideration received by such Minority Shareholder divided by the total consideration received in such sale) of any indemnification payments made by NPR and the Minority Shareholders to the transferees of the Shares and (ii) the net proceeds actually received by such Minority Shareholder in connection with such sale.

     (c) At the closing of such sale pursuant to this Section 2.4, each such Minority Shareholder shall deliver to the prospective transferee one or more certificates evidencing the

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number of Shares being sold in proper form for transfer with appropriate duly executed assignments, stock powers or endorsements, free and clear of any and all claims, liens and encumbrances.

     (d) No Minority Shareholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of such sale (excluding modest expenditures for its postage, copies, etc., and the fees and expenses of its own counsel retained by it), and no Minority Shareholder shall be obligated to pay more than its pro rata share (based upon the amount of consideration received for or with respect to their Shares) of reasonable expenses incurred in connection with such sale to the extent such costs are incurred for the benefit of all Shareholders and are not otherwise paid for by NPR or the proposed transferee.

     (e) In connection with a sale effected pursuant to this Section 2.4, neither NPR nor any of its Affiliates shall be entitled to receive any consideration or benefits of any type which are not shared pro rata with each Participant. In addition, no Minority Shareholder shall be required in any circumstance to accept consideration for their Shares in a form other than cash.

        ss.2.5 Grant of Preemptive Rights. (a) Each of the Shareholders agrees that it will use its reasonable best efforts to cause the Company to provide the Minority Shareholders with a preemptive right to purchase a portion of any New Securities that the Company may from time to time after the date hereof propose to issue such that the Shareholders shall have the right to purchase a number of New Securities that will result in each such Shareholder maintaining its percentage ownership interest in the Company, on terms and conditions substantially similar to those set forth in Section 2.5(b) hereof.

     (b) In the event and on each occasion that the Company issues New Securities to NPR and not to the Minority Shareholders where the Minority Shareholders were not provided with the right (including, reasonable notice thereof) to purchase such New Securities on a pro rata basis with, and on the same terms and conditions, as NPR, then NPR hereby agrees to offer to the Minority Shareholders the right to purchase a number of any such New Securities such that, with respect to each Minority Shareholder, the total percentage of Shares owned by such Minority Shareholder shall remain unchanged. In each such event, NPR will give to each Minority Shareholder written notice (a "Preemptive Notice"), describing the type of New Securities, the price per unit of the New Security paid by NPR, and the general terms upon which the Company issued the New Securities. Each Minority Shareholder shall have ten (10) Business Days from the date on which such Minority Shareholder receives the Preemptive Notice to agree to purchase the number of such New Securities set forth above on the terms specified in the Preemptive Notice by giving written notice to NPR and stating therein the quantity of New Securities to be purchased by such Minority Shareholder. If, in connection with such a proposed issuance of New Securities, such Minority Shareholder shall for any reason fail or refuse to give such written notice to NPR within such 10-day period, such Minority Shareholder shall, for all purposes of this Section 2.5, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section
2.5 to purchase any of such New Securities.

        ss.2.6 Right of First Offer. (a) Prior to any sale by Pyramid of Shares in accordance with Section 2.2(b) hereof, Pyramid must first offer to sell such Shares (the "Offered Shares") to NPR in writing, specifying all material terms of the proposed sale ("First Offer Notice") and comply with this Section 2.6 before offering the Offered Shares to any other
Person. The First Offer Notice shall specify a purchase price to be payable in cash or a promissory note and, if a promissory note is specified, the First Offer Notice shall specify the terms of such promissory note. The First Offer Notice shall not require any consideration to be provided by NPR for the purchase of the Offered Shares other than the specified cash or promissory note.

     (b) For a period of up to thirty (30) days (or such lesser time as is required to avoid violation of any statute, rule or regulation) after receipt of the First Offer Notice ("Option Period"), NPR shall have the right to elect to purchase all, and not less than all, of the Offered Shares on the terms specified in the First Offer Notice. NPR shall notify Pyramid in writing within the Option Period whether NPR will exercise such right (such notice being herein referred to as the "Purchase Notice").

     (c) If NPR shall have provided a Purchase Notice to Pyramid within the Option Period, all certificates for the Offered Shares shall be delivered to NPR or any Affiliate of NPR designated by NPR, duly endorsed for transfer, at a closing held on a date specified by NPR to be within not more than thirty (30) days (or such lesser time as is required to avoid violation of any statue, rule or regulation) nor less than twenty (20) days (or such lesser time as is required to avoid violation of any statute, rule or regulation) after the date of the Purchase Notice at the principal office of NPR.

     (d) If NPR shall not have provided a Purchase Notice to Pyramid within the Option Period, Pyramid shall be entitled to sell all or any portion of the Offered Shares to a third party pursuant to this paragraph (d). For a period of ninety (90) days after the expiration of the Offer Period, Pyramid may sell all or any portion of the Offered Shares to one or more third persons ("Third Party Offeror") for the same type and form of consideration as contained in, and at a price per share not less than the per Share offer price contained in, the First Offer Notice and otherwise upon terms no more favorable to the Third Party Offeror than those contained in the First Offer Notice (the "Minimum Terms"), provided that such Third Party Offeror executes a counterpart to this Agreement. If Pyramid wishes to sell all or any part of the Offered Shares on terms more favorable to the Third Party Offeror than the Minimum Terms or does not sell such Offered Shares on the Minimum Terms within the aforementioned ninety (90) day period, Pyramid shall be obligated to make a new offer to NPR, in accordance with this Section 2.6, before it shall be permitted to Transfer its Shares, or any part thereof, to any Person.

        ss.2.7 Failure to Deliver Shares. If a Shareholder (the "Transferring Shareholder") becomes obligated to Transfer any Stock to any transferee pursuant to this Agreement (including a Transfer to another Shareholder for purposes of Transfer to another purchaser pursuant to Section 2.4 and Article IV or otherwise) and fails to deliver such Stock in accordance with the terms of this Agreement, the transferee may, at its or his option, in addition to all other remedies it or he may have, either (i) send to the Transferring Shareholder the purchase price for such Stock as is herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of the Transferring Shareholder for release upon delivery of such Stock to the trustee or escrow agent in accordance with the terms of this Agreement. Thereupon, the Company shall be permitted, upon written notice to the Transferring Shareholder, (a) to cancel on its books the certificate or certificates representing the Stock so required to be transferred by the Transferring Shareholder and (b) to issue, in lieu thereof, in the name of the transferee, a new certificate or certificates representing such Stock;

provided, however, the Company shall be entitled to require, as a condition to such cancellation and issuance of Stock, the transferee to deliver to the Company an agreement to (1) indemnify, defend and hold harmless the Company, its officers and employees, successors and assigns, from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which any such indemnified party may become subject as a result of, arising out of, or based upon such cancellation and issuance of Stock, and (2) reimburse each such indemnified party for any legal or other expenses reasonably incurred in connection therewith. All of the Transferring Shareholder's rights in and to such Stock shall terminate as of the date of the Company's notice referred to in the preceding sentence. Notwithstanding the foregoing, the transferee shall not have the rights and powers provided by this Section 2.7 if it has failed to fulfill any covenant in this Agreement.

                                   ARTICLE III

                                   PUT RIGHTS

        ss.3.1 Granting of Put, Put Option Purchase Price. At any time within the period beginning on the Effective Date and ending sixty (60) days thereafter (the "Put/Call Expiration Date"), any Minority Shareholder, upon written notice to NPR (a "Put Notice"), shall be entitled to sell, and NPR shall be obligated to purchase from such Minority Shareholder, all or any portion of the Minority Shareholder Shares held by such Minority Shareholder at the Put Option Purchase Price.

        ss.3.2 Put Notice. Each Put Notice delivered pursuant to Section 3.1 shall specify:

     (a) the name of the Minority Shareholder delivering such Put Notice;

     (b) that such Minority Shareholder is exercising its option, pursuant to this Article III, to sell the Minority Shareholder Shares held by such Minority Shareholder; and

     (c) the number of, and a description of, the Minority Shareholder Shares being tendered.

        ss.3.3 Party Actions. In the event the Shares of the Company are Publicly Traded on the date a Put Notice is delivered to NPR, NPR shall deliver to each Minority Shareholder exercising its put option pursuant to this Article III, a notice specifying the Put Option Purchase Price, within five (5) days of receipt of such Put Notice. In the event the Shares of the Company are not Publicly Traded on the date a Put Notice is delivered to NPR, NPR and the Minority Shareholders shall immediately begin the Valuation Procedures to determine the Market Price of the Minority Shareholder Shares.

        ss.3.4 Obligation to Purchase Shares. NPR, not more than five (5) days after a final determination of the Market Price of the Minority Shareholder Shares, shall purchase all of the Minority Shareholder Shares which are the subject of such Put Notice or Put Notices (the "Put Repurchase Date"), and shall pay the Put Option Purchase Price with respect to such Minority Shareholder Shares payable to such Minority Shareholder in immediately available funds, against delivery by such Minority Shareholder of any and all certificates or other instruments evidencing the

 Minority Shareholder Shares which are the subject of such Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

                                   ARTICLE IV

                           SPECIAL RIGHT OF REPURCHASE

        ss.4.1 Granting of Call, Call Option Purchase Price. At any time within the period beginning on the Effective Date and ending on the Put/Call Expiration Date, upon written notice to all but not less than all of the Minority Shareholders (a "Repurchase Notice"), NPR shall be entitled to purchase, and the Minority Shareholders shall be obligated to sell, all but not less than all (other than Minority Shareholder Shares subject to a Put Notice) of the Minority Shareholder Shares held by the Minority Shareholders at the Call Option Purchase Price.

        ss.4.2 Repurchase Notice. Each Repurchase Notice delivered pursuant to
Section 4.1 shall specify that NPR is exercising its option, pursuant to this
Article IV, to purchase all Minority Shareholder Shares held by the Minority Shareholders (other than Minority Shareholder Shares subject to a Put Notice).

        ss.4.3 Party Actions. In the event the Shares of the Company are Publicly Traded on the date NPR delivers a Repurchase Notice, NPR shall deliver to each Minority Shareholder, a notice specifying the Call Option Purchase Price, within five (5) days of delivery of the Repurchase Notice. In the event the Shares of the Company are not Publicly Traded on the date NPR delivers a Repurchase Notice, NPR and the Minority Shareholders shall immediately begin the Valuation Procedures to determine the Market Price of the Minority Shareholder Shares.

        ss.4.4 Obligation to Purchase Shares. NPR, not more than five (5) days after a final determination of the Market Price of the Minority Shareholder Shares, shall purchase all of the Minority Shareholder Shares (the "Repurchase Date"), and shall pay the Call Option Purchase Price with respect to such Minority Shareholder Shares payable to the Minority Shareholders in immediately available funds, against delivery by the Minority Shareholders of any and all certificates or other instruments evidencing the Minority Shareholder Shares which are the subject of such Repurchase Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

                                    ARTICLE V

                                OTHER AGREEMENTS

        ss.5.1 Voting Agreement. To the extent any Minority Shareholder holds Shares which entitle such Minority Shareholder to a vote on any matter to be voted on by the shareholders of the Company, each Minority Shareholder agrees to vote all of the voting Shares held by such Minority Shareholder and all other Shares over which he or it has voting control and will take all other necessary or desirable action within his or its control, in the manner designated by NPR and to fully give effect to the foregoing, each Minority Shareholder shall execute and deliver an irrevocable proxy in the form of Annex I attached hereto.

        ss.5.2 Information. NPR shall, or shall cause the Company to, deliver to each of the Minority Shareholders, all financial statements (which in any event shall include, without limitation, any report or statement prepared in accordance with the annual audit of the Company), reports and other general written information relating to the Company which the Company sends to NPR.

        ss.5.3 NPR Purchase Requirement. In the event that any Minority Shareholder engages in any activity described in Section 17.1 of the joint venture agreement, dated as of August 6, 1997 by and among the Shareholders' party hereto, Transroll Navegacao S.A. ("TRNSA") and certain other entities whose shareholders are also shareholders of TRNSA, or subsidiaries or affiliates of TRNSA shareholders, as amended (the "Joint Venture Agreement"), and such Minority Shareholder is therefore required to sell the Shares owned by such Minority Shareholder to NPR pursuant to the terms of Section 17.1 of the Joint Venture Agreement, then NPR shall purchase such Shares at the Market Price per Share determined in accordance with the Valuation Procedure (and for purposes of the definition of "Valuation Procedure", any reference to "Minority Shareholders" or a "Majority of the Minority Shareholders" shall instead refer to the Minority Shareholder whose Shares are to be sold pursuant to this Section 5.3).

        ss.5.4 Amendment to Joint Venture Agreement. NPR agrees that it shall not consent to or approve (i) any amendment, modification or waiver of the last sentence of Section 5.1 of the Joint Venture Agreement or any of the provisions of Articles 6 through 21 of the Joint Venture Agreement or (ii) the inclusion of any additional provision to the Joint Venture Agreement (other than provisions relating to any of the matters set forth in Articles 1 through 5 of the Joint Venture Agreement); in each case which have a material adverse effect with respect to the rights or obligations of any Minority Shareholder, without the prior written consent of Minority Shareholders holding at least 60% of the Shares held by all Minority Shareholders at such time.

                                   ARTICLE VI

                                  MISCELLANEOUS

        ss.6.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

        ss.6.2 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        ss. 6.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

        ss.6.4 Information Rights and Access Rights. In connection with the determination of any amount or value required to be determined in accordance with the Valuation Procedure, each

Shareholder agrees to use its reasonable best efforts to ensure that each Independent Financial Expert shall have the right, upon such Independent Financial Expert's reasonable request, to receive lists of stockholders or other information respecting the Company, to inspect the books and records of the Company and to visit the properties of the Company.

        ss.6.5 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

        If to NPR, to:

                 NPR Holding Corporation
                 c/o Holt Cargo Systems, Inc.
                 701 N. Broadway
                 King & Essex Street
                 Gloucester City, NJ 08030
                 Telecopy: (609) 742-3066
                 Attn: Thomas J. Holt, Sr. - CONFIDENTIAL
                 Attn: John A. Evans - CONFIDENTIAL

        with a copy to:

                 Pepper, Hamilton & Scheetz, LLP
                 3000 Two Logan Square
                 18th and Arch Streets
                 Philadelphia, PA 19103-2799
                 Telecopy: (215) 981-4750
                 Attn: Robert A. Friedel, Esq.
                 Attn: Lisa D. Kabnick, Esq.

and if to any of the Minority Shareholders, to the addresses set forth below each of their names on Schedule 1.0 attached hereto,

                 with a copy to its counsel:

                 White & Case
                 1155 Avenue of the Americas
                 New York, New York 10036
                 Telecopy: (212) 354-8113
                 Attention: John M. Reiss, Esq.

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

        ss.6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Shareholders and their respective successors, assigns and Permitted Transferees. The rights of a Shareholder under this Agreement may not be assigned or otherwise conveyed by any Shareholder except in connection with a Transfer of Shares which is in compliance with this Agreement.

        ss.6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

        ss.6.8 Submission to Jurisdiction. (a) Each Shareholder hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Delaware, as the party bringing such action or proceeding may elect, and each Shareholder hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Shareholder hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each Shareholder irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in
Section 6.5, such service to become effective ten (10) days after such mailing. Each Shareholder hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.8(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Shareholders to this Agreement.

     (b) Each Shareholder hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable law, each Shareholder hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in
Section 6.8(a) and hereby further irrevocably waives any claim that any such court is not a convenient forum for any such suit, action or proceeding.

     (c) Each Shareholder agrees that any judgment obtained by any Shareholder or its successors or assigns or Permitted Transferees in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns or Permitted Transferees), be enforced in any jurisdiction, to the extent permitted by applicable law.

     (d) Each Shareholder agrees that the prevailing party or parties, as the case may be, in any action, suit, arbitration or other proceeding arising out of or with respect to this Agreement or the transactions contemplated hereby shall be entitled to reimbursement of all costs of litigation, including reasonable attorneys' fees, from the non-prevailing party. For purposes of this Section 6.8(d), each of the "prevailing party" and the "non-prevailing party" in any action, suit, arbitration or other proceeding shall be the party designated as such by the court, arbitrator or other appropriate official presiding over such action, suit, arbitration or other proceeding, such determination to be made as a part of the judgment rendered thereby.

        ss.6.9 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors or assigns and Permitted Transferees and with respect to Section 2.7 hereof, the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

        ss.6.10 Termination. This Agreement shall terminate on the later of (a) sixty days following the Put/Call Expiration Date and (b) the earlier to occur of (i) the date on which the Company has completed an offering of shares of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission and (ii) the date on which NPR and its Affiliates own collectively less than 5% of the outstanding Common Stock.

        ss.6.11 Amendments; Waivers; No provision of this Agreement may be amended, modified or waived without the prior written consent of the holders of ninety percent (90%) of the Shares owned by the Shareholders; provided that no such amendment, modification or waiver which adversely affects the rights of any Shareholder may be made without such Shareholder's prior written consent.

        ss.6.12 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            NPR HOLDING CORPORATION

                                            By /s/ Ronald M. Katins
                                               --------------------------------
                                               Name:
                                               Title:

                                            BERKSHIRE FUND III INVESTMENT CORP.

                                            By /s/ Kevin T. Callaghan
                                               --------------------------------
                                               Name: Kevin T. Callaghan
                                               Title: Managing Director

                                            BERKSHIRE INVESTORS LLC

                                            By /s/ Kevin T. Callaghan
                                               --------------------------------
                                               Name: Kevin T. Callaghan
                                               Title: Managing Director

                                            PYRAMID VENTURES, INC.

                                            By /s/ Joseph Wood
                                               --------------------------------
                                               Name: Joseph Wood
                                               Title:

                                               /s/ Ronald M. Katims
                                               --------------------------------
                                               Ronald M. Katims

                                               /s/ Paul J. Wittig
                                               --------------------------------
                                               Paul J. Wittig

                                            /s/ Mario F. Escudero
                                                -------------------------------
                                                Mario F. Escudero


                                            DEAN WITTER REYNOLDS
                                            CUSTODIAN FOR MARIO F. ESCUDERO
                                            IRA ROLLOVER

                                            By
                                               --------------------------------
                                               Name:
                                               Title:


                                            -----------------------------------
                                            Edward W. O'Donnell


                                            -----------------------------------
                                            Martin McDonald


                                            -----------------------------------
                                            Edward G. Cawthon


                                            DEAN WITTER REYNOLDS
                                            CUSTODIAN FOR JOHN S. TIRPAK
                                            IRA ROLLOVER

                                            By
                                               --------------------------------
                                               Name:
                                               Title:


                                            -----------------------------------
                                            Carl Robert Fox

                                            /s/ Mario F. Escudero
                                                -------------------------------
                                                Mario F. Escudero


                                            DEAN WITTER REYNOLDS
                                            CUSTODIAN FOR MARIO F. ESCUDERO
                                            IRA ROLLOVER

                                            By /s/ Kenneth A. Porter
                                               --------------------------------
                                               Name: Kenneth A. Porter
                                               Title: Vice President and
                                                      Branch Manager


                                            /s/ Edward W. O'Donnell
                                                -------------------------------
                                                Edward W. O'Donnell

                                            /s/ Martin McDonald
                                                -------------------------------
                                                Martin McDonald


                                            /s/ Edward G. Cawthon
                                            -----------------------------------
                                                Edward G. Cawthon


                                            DEAN WITTER REYNOLDS
                                            CUSTODIAN FOR JOHN S. TIRPAK
                                            IRA ROLLOVER

                                            By /s/ Kenneth A. Porter
                                               --------------------------------
                                               Name: Kenneth A. Porter
                                               Title: Vice President and
                                                      Branch Manager


                                            /s/ Carl Robert Fox
                                                -------------------------------
                                                Carl Robert Fox

                                      /s/ Thomas Power
                                      -----------------------------------------
                                      Thomas Power

                                      /s/ Manuel Luis Del Valle
                                      -----------------------------------------
                                      Manuel Luis Del Valle

                                      /s/ Russell T. Stern, Jr.
                                      -----------------------------------------
                                      Russell T. Stern, Jr.

                                      /s/ John S. Tirpak
                                      -----------------------------------------
                                      John S. Tirpak

                                                                    SCHEDULE 1.0


Ronald M. Katims                        Pyramid Ventures, Inc.
----------------                        ----------------------
c/o Hogan & Hartson                     c/o BT Capital Partners, Inc.
Columbia Square                         130 Liberty Street
555 l3th Street, NW                     New York, NY 10006
Washington D.C. 20004-1109              Attention: James Dworkin
Attention: Benton Hammond, Esq.         Telephone: 212-250-2500
Telephone: 202-637-5600                 Facsimile: 212-250-7651
Facsimile: 202-637-5910

Paul J. Wittig                          Berkshire Fund III
--------------                          ------------------
c/o Hogan & Hartson                     c/o Berkshire Partners LLC
Columbia Square                         One Boston Place
555 13th Street, NW                     Suite 3300
Washington D.C. 20004-1109              Boston, MA 02108
Attention: Benton Hammond, Esq.         Attention: Kevin Callaghan
Telephone: 202-637-5600                 Telephone: 617-227-0050
Facsimile: 202-637-5910                 Facsimile: 617-227-6105

Mario F. Escudero                       Berkshire Investors LLC
-----------------                       -----------------------
NPR, Inc.                               c/o Berkshire Partners LLC
700 14th Street, NW, Suite 900          One Boston Place
Washington, D.C. 20005                  Suite 3300
Telephone: 202-508-1018                 Boston, MA 02108
Facsimile: 202-508-1036                 Attention: Kevin Callaghan
                                        Telephone: 617-227-0050
with a copy to:                         Facsimile: 617-227-6105
Hogan & Hartson
Columbia Square                         NPR Holding Corporation
555 13th Street, NW                     -----------------------
Washington D.C. 20004-1109              c/o Holt Cargo Systems, Inc.
Attention: Benton Hammond, Esq.         701 N. Broadway
Telephone: 202-637-5600                 King & Essex Street
Facsimile: 202-637-5910                 Gloucester City, NJ 08030
                                        Telecopy: (609) 742-3066
                                        Attn: Thomas J. Holt, Sr. - CONFIDENTIAL
                                        Attn: John A. Evans - CONFIDENTIAL

                                                                    SCHEDULE 1.0
                                                                          Page 2


Edward W. O'Donnell                      Carl Robert Fox
-------------------                      ---------------
c/o Hogan & Hartson                      c/o Hogan & Hartson
Columbia Square                          Columbia Square
555 13th Street, NW                      555 13th Street, NW
Washington D.C. 20004-1109               Washington D.C. 20004-1109
Attention: Benton Hammond, Esq.          Attention: Benton Hammond, Esq.
Telephone: 202-637-5600                  Telephone: 202-637-5600
Facsimile: 202-637-5910                  Facsimile: 202-637-5910

Martin McDonald                          Russell T. Stern, Jr.
---------------                          ---------------------
c/o Hogan & Hartson                      Mills Capital Advisors, Inc.
Columbia Square                          135 South LaSalle Street
555 13th Street, NW                      Suite #1025
Washington D.C. 20004-1109               Chicago, IL 60603
Attention: Benton Hammond, Esq.          Telephone: 312-419-0077
Telephone: 202-637-5600                  Facsimile: 312-419-0172
Facsimile: 202-637-5910

Edward G. Cawthon                        Thomas Power
-----------------                        ------------
c/o Hogan & Hartson                      Wisconsin Central Transportation
Columbia Square                          One O'Hare Centre
555 13th Street, NW                      Rosemont, IL 60018
Washington D.C. 20004-1109               Telephone: 847-318-4602
Attention: Benton Hammond, Esq.          Facsimile: 847-318-4628
Telephone: 202-637-5600
Facsimile: 202-637-5910

John S. Tirpak                           Manuel Luis Del Valle
--------------                           ---------------------
c/o Hogan & Hartson                      Calle Cerezo #6
Columbia Square                          Urbanization San Patricio
555 13th Street, NW                      Guaynabo, PR 00968
Washington D.C. 20004-1109               Telephone: 787-793-2912
Attention: Benton Hammond, Esq.          Facsimile: 787-740-2487
Telephone: 202-637-5600
Facsimile: 202-637-5910